Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Co-Diagnostics, Inc. of our report dated March 30, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Co-Diagnostics, Inc. for the year ended December 31, 2019.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 13, 2020